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EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Renal Treatment Centers, Inc. on Form S-8 of our report dated March 31, 1995, appearing in the Annual Report on Form 10-K of Renal Treatment Centers, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 9, 1997